Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports First-Quarter 2019 Financial Results

News Summary:

•	First-quarter revenue was $16.1 billion, flat year-over-year (YoY); data-centric revenue declined 5 percent and PC-centric revenue grew 4 percent.

•	First-quarter GAAP earnings-per-share (EPS) of $0.87 declined 6 percent YoY; non-GAAP EPS of $0.89 was up 2 percent.

•	Expecting second-quarter revenue of $15.6 billion; second-quarter GAAP EPS of $0.83 and non-GAAP EPS of $0.89.

•	Expecting full-year revenue of $69.0 billion, full-year GAAP EPS of $4.14 and non-GAAP EPS of $4.35; down from January guidance.

SANTA CLARA, Calif., April 25, 2019 -- Intel Corporation today reported first-quarter 2019 financial results.

"Results for the first quarter were slightly higher than our January expectations. We shipped a strong mix of high-performance products and continued spending discipline while ramping 10nm and managing a challenging NAND pricing environment. Looking ahead, we're taking a more cautious view of the year, although we expect market conditions to improve in the second half," said Bob Swan, Intel CEO. "Our team is focused on expanding our market opportunity, accelerating our innovation and improving execution while evolving our culture. We aim to capitalize on key technology inflections that set us up to play a larger role in our customers’ success, while improving returns for our owners."

Q1 2019 Financial Highlights

	GAAP			Non-GAAP
	Q1 2019	Q1 2018	vs. Q1 2018	Q1 2019	Q1 2018	vs. Q1 2018
Revenue ($B)	$16.1	$16.1	flat	$16.1^	$16.1^	flat
Gross Margin	56.6%	60.6%	down 4 pts	58.3%	62.3%	down 4 pts
R&D and MG&A ($B)	$4.9	$5.2	down 7%	$4.9^	$5.2^	down 7%
Operating Income ($B)	$4.2	$4.5	down 7%	$4.5	$4.8	down 6%
Tax Rate	12.6%	11.1%	up 1.5 pts	12.5%	11.7%	up 0.7 pt
Net Income ($B)	$4.0	$4.5	down 11%	$4.0	$4.2	down 3%
Earnings Per Share	$0.87	$0.93	down 6%	$0.89	$0.87	up 2%

In the first quarter, the company generated approximately $5.0 billion in cash from operations, paid dividends of $1.4 billion and used $2.5 billion to repurchase 49 million shares of stock.

* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other
^ No adjustment on a non-GAAP basis

Intel/Page 2

Business Unit Summary

	Key Business Unit Revenue and Trends
		Q1 2019	vs. Q1 2018
PC-centric	CCG	$8.6 billion	up	4%
Data-centric	DCG	$4.9 billion	down	6%
	IOTG	$910 million	up	8%
	Mobileye	$209 million	up	38%
	NSG	$915 million	down	12%
	PSG	$486 million	down	2%
			down	5%*

In the first quarter, Intel achieved 4 percent growth in the PC-centric business while data-centric revenue declined 5 percent.
The PC-centric business (CCG) was up 4 percent in the first quarter due to a strong mix of Intel's higher performance products and strength in gaming, large commercial and modem. Intel's first high-volume 10nm processor, code-named Ice Lake, remains on track to be in volume systems on retail shelves for the 2019 holiday selling season.
Collectively, Intel's data-centric businesses declined 5 percent YoY in the first quarter. In the Data Center Group (DCG), the cloud segment grew 5 percent while the communications service provider segment declined 4 percent and enterprise and government revenue declined 21 percent. First-quarter Internet of Things Group (IOTG) revenue grew 8 percent YoY (19 percent excluding Wind River1), and Mobileye achieved record first-quarter revenue of $209 million, up 38 percent YoY as customer momentum continued. Intel's memory business (NSG) was down 12 percent YoY in a challenging pricing environment. Intel's Programmable Solutions Group (PSG) revenue was down 2 percent YoY in the first quarter.
The first quarter marked the introduction of a broad, new portfolio of data-centric products from Intel featuring the 2nd-Generation Intel® Xeon® Scalable® processor family with integrated Intel® Deep Learning Boost (Intel® DL Boost) for AI deep learning inferencing acceleration and support for Intel® Optane™ DC persistent memory, the revolutionary technology that brings affordable, high-capacity persistent memory to Intel’s data-centric computing portfolio. Intel also introduced more than 50 workload-optimized Intel® Xeon® processors, a 56-core, 12 memory channel Intel® Xeon® Platinum 9200 processor, and the new Intel® Agilex™ line of 10nm-based FPGAs.
Additional information regarding Intel’s results can be found in the Q1'19 Earnings Presentation available at: www.intc.com/results.cfm.

^ No adjustment on a non-GAAP basis
* Data-centric businesses include DCG, IOTG, Mobileye, NSG, PSG and All Other
1 IOTG growth rate excludes Q1'18 $74M for Wind River revenue

Intel/Page 3

Business Outlook

Intel's guidance for the second-quarter and full-year 2019 includes both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q2 2019	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$15.6 billion	$15.6 billion^
Operating margin	27%	29%
Tax rate	11.5%	11.5%^
Earnings per share	$0.83	$0.89

Full-Year 2019	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$69.0 billion	$69.0 billion^
Operating margin	30%	32%
Tax rate	12.0%	12.0%^
Earnings per share	$4.14	$4.35
Full-year capital spending	$15.5 billion	$15.5 billion^
Free cash flow	N/A	$15.0 billion

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after April 25, 2019. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its first quarter of 2019. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q1'19 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the second quarter of 2019 on July 25, 2019 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis

Intel/Page 4

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market (TAM) or market opportunity, future products and the expected availability and benefits of such products, and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management's expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability and market acceptance of Intel's products, products used together with Intel products, and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory at customers.

•
Intel's results could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results may also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's vote to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•
Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, in connection with our strategic transformation to a data-centric company, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products may not grow as projected.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws, or the market price of our common stock.

•
Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; changes in the volume and mix of profits earned across jurisdictions with varying tax rates; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

Intel/Page 5

•
Intel's results could be affected by gains or losses from equity securities and interest and other, which could vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services. A detailed description of these risks is set forth in the "Risk Factors" section of our most recent reports on Forms 10-K and 10-Q.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.
Detailed information regarding these and other factors that could affect Intel's business and results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC), a leader in the semiconductor industry, is shaping the data-centric future with computing and communications technology that is the foundation of the world’s innovations. The company’s engineering expertise is helping address the world’s greatest challenges as well as helping secure, power and connect billions of devices and the infrastructure of the smart, connected world - from the cloud to the network to the edge and everything in between. Find more information about Intel at newsroom.intel.com and intel.com.

Intel, the Intel logo, Intel Agilex, Intel Optane, Thunderbolt, and Xeon are trademarks of Intel Corporation or its subsidiaries in the U.S. and/or other countries.

Intel/Page 6

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 30, 2019	Mar 31, 2018
NET REVENUE	$16,061	$16,066
Cost of sales	6,972	6,335
GROSS MARGIN	9,089	9,731
Research and development (R&D)	3,332	3,311
Marketing, general and administrative (MG&A)	1,533	1,900
R&D AND MG&A	4,865	5,211
Restructuring and other charges	—	—
Amortization of acquisition-related intangibles	50	50
OPERATING EXPENSES	4,915	5,261
OPERATING INCOME	4,174	4,470
Gains (losses) on equity investments, net	434	643
Interest and other, net	(61)	(102)
INCOME BEFORE TAXES	4,547	5,011
Provision for taxes	573	557
NET INCOME	$3,974	$4,454

EARNINGS PER SHARE - BASIC	$0.88	$0.95
EARNINGS PER SHARE - DILUTED	$0.87	$0.93

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,492	4,674
DILUTED	4,564	4,790

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Mar 30, 2019	Dec 29, 2018
CURRENT ASSETS
Cash and cash equivalents	$3,154	$3,019
Short-term investments	2,698	2,788
Trading assets	6,181	5,843
Total cash investments	12,033	11,650
Accounts receivable	6,957	6,722
Inventories
Raw materials	789	813
Work in process	4,758	4,511
Finished goods	2,218	1,929
	7,765	7,253
Other current assets	2,305	3,162
TOTAL CURRENT ASSETS	29,060	28,787

Property, plant and equipment, net	50,040	48,976
Equity investments	5,254	6,042
Other long-term investments	3,465	3,388
Goodwill	24,521	24,513
Identified intangible assets, net	11,457	11,836
Other long-term assets	5,661	4,421
TOTAL ASSETS	$129,458	$127,963

CURRENT LIABILITIES
Short-term debt	$2,750	$1,261
Accounts payable	4,059	3,824
Accrued compensation and benefits	1,984	3,622
Other accrued liabilities	10,118	7,919
TOTAL CURRENT LIABILITIES	18,911	16,626

Debt	25,737	25,098
Contract liabilities	1,775	2,049
Income taxes payable, non-current	4,781	4,897
Deferred income taxes	1,521	1,665
Other long-term liabilities	2,797	2,646

TEMPORARY EQUITY	275	419

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,346	25,365
Accumulated other comprehensive income (loss)	(813)	(974)
Retained earnings	49,128	50,172
TOTAL STOCKHOLDERS' EQUITY	73,661	74,563
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$129,458	$127,963

Intel/Page 8

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

	Three Months Ended
(In Millions)	Mar 30, 2019	Mar 31, 2018
SELECTED CASH FLOW INFORMATION:
Operating activities:
Net cash provided by operating activities	$4,959	$6,284
Depreciation	$2,229	$1,806
Share-based compensation	$389	$433
Amortization of intangibles	$396	$390
Investing activities:
Additions to property, plant and equipment	$(3,321)	$(2,910)
Financing activities:
Repayment of debt and debt conversion	$(861)	$(327)
Repurchase of common stock	$(2,530)	$(1,914)
Payment of dividends to stockholders	$(1,414)	$(1,400)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding – basic	4,492	4,674
Dilutive effect of employee equity incentive plans	53	65
Dilutive effect of convertible debt	19	51
Weighted average shares of common stock outstanding – diluted	4,564	4,790

STOCK BUYBACK:
Shares repurchased	49	41
Cumulative shares repurchased (in billions)	5.2	5.0
Remaining dollars authorized for buyback (in billions)	$14.9	$11.3

OTHER INFORMATION:
Employees (in thousands)	108.8	103.7

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended
(In Millions)	Mar 30, 2019	Mar 31, 2018
Net Revenue
Client Computing Group
Platform	$7,824	$7,615
Adjacency	762	605
	8,586	8,220
Data Center Group
Platform	4,482	4,824
Adjacency	420	410
	4,902	5,234
Internet of Things Group
Platform	825	719
Adjacency	85	121
	910	840
Mobileye	209	151
Non-Volatile Memory Solutions Group	915	1,040
Programmable Solutions Group	486	498
All Other	53	83
TOTAL NET REVENUE	$16,061	$16,066
Operating income (loss)
Client Computing Group	$3,072	$2,791
Data Center Group	1,841	2,602
Internet of Things Group	251	227
Mobileye	68	10
Non-Volatile Memory Solutions Group	(297)	(81)
Programmable Solutions Group	89	97
All Other	(850)	(1,176)
TOTAL OPERATING INCOME	$4,174	$4,470
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•	CCG includes platforms designed for end-user form factors, focusing on higher growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies such as WiFi and Thunderbolt™.

•	DCG includes workload-optimized platforms and related products designed for cloud, enterprise, and communication infrastructure market segments.

•	IOTG includes high-performance compute solutions for targeted verticals and embedded applications in market segments such as retail, manufacturing, health care, energy, automotive, and government.

•
Mobileye includes computer vision and machine learning-based sensing, data analysis, localization mapping and driving policy technology for advanced driver assistance systems (ADAS) and autonomous driving.

•	NSG includes Intel® Optane™ technology and 3D NAND flash memory, primarily used in solid-state drives (SSDs).

•
PSG includes programmable semiconductors, primarily field-programmable gate arrays (FPGAs), and related products for a broad range of markets, such as communications, data center, industrial, and military.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments not otherwise presented;

•	historical results of operations from divested businesses;

•	results of operations of start-up businesses that support our initiatives, including our foundry business;

•	amounts included within restructuring and other charges;

•	a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platform products. Platform products incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package based on Intel® architecture. Our remaining primary product lines are incorporated in "adjacency."

Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q1 2019	Q1 2019
	compared to Q4 2018	compared to Q1 2018
Client Computing Group Platform
Notebook platform volumes	(16)%	(7)%
Notebook platform average selling prices	9%	13%
Desktop platform volumes	(13)%	(8)%
Desktop platform average selling prices	3%	7%

Data Center Group Platform
Unit Volumes	(17)%	(8)%
Average Selling Prices	(4)%	1%

Intel/Page 11

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures included in the table below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate for each adjustment. We also provide a non-GAAP financial measure of free cash flow, as described below. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. We record charges related to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Ongoing mark-to-market on marketable equity securities: We exclude gains and losses resulting from ongoing mark-to-market adjustments of our marketable equity securities, after the initial mark-to-market adjustment is recorded upon a security becoming marketable, when calculating certain non-GAAP measures, as we do not believe this volatility correlates to our core operational performance. Consequently, our non-GAAP earnings per share figures exclude these impacts to facilitate an evaluation of our current performance and comparisons to our past operating performance.
Gains or losses from divestiture: We recognized a tax provision adjustment in Q1 2018 due to our divestiture of Wind River in Q2 2018. Consequently, our non-GAAP earnings per share figures exclude this impact to facilitate an evaluation of our current performance and comparisons to our past performance.

Free cash flow: We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. We believe this non-GAAP financial measure is helpful to investors in understanding our capital requirements and provides an additional means to reflect the cash flow trends of our business.

Intel/Page 12

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q2 2019 Outlook	Full-Year 2019

	Approximately	Approximately
GAAP OPERATING MARGIN	27%	30%
Amortization of acquisition-related intangible assets	2%	2%
NON-GAAP OPERATING MARGIN	29%	32%

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.83	$4.14
Amortization of acquisition-related intangible assets	0.07	0.29
Ongoing mark-to-market on marketable equity securities	—	(0.06)
Income tax effect	(0.01)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.89	$4.35

(In Billions)	Full-Year 2019

GAAP CASH FROM OPERATIONS	$30.5
Additions to property, plant and equipment	(15.5)
FREE CASH FLOW	$15.0

Intel/Page 13

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Mar 30, 2019	Mar 31, 2018
GAAP GROSS MARGIN	$9,089	$9,731
Amortization of acquisition-related intangible assets	281	275
NON-GAAP GROSS MARGIN	$9,370	$10,006

GAAP GROSS MARGIN PERCENTAGE	56.6%	60.6%
Amortization of acquisition-related intangible assets	1.7%	1.7%
NON-GAAP GROSS MARGIN PERCENTAGE	58.3%	62.3%

GAAP OPERATING INCOME	$4,174	$4,470
Amortization of acquisition-related intangible assets	331	325
NON-GAAP OPERATING INCOME	$4,505	$4,795

GAAP TAX RATE	12.6%	11.1%
Other	(0.1)%	0.6%
NON-GAAP TAX RATE	12.5%	11.7%

GAAP NET INCOME	$3,974	$4,454
Amortization of acquisition-related intangible assets	331	325
Ongoing mark-to-market on marketable equity securities	(253)	(606)
Income tax effect	(4)	2
NON-GAAP NET INCOME	$4,048	$4,175

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.87	$0.93
Amortization of acquisition-related intangible assets	0.07	0.07
Ongoing mark-to-market on marketable equity securities	(0.05)	(0.13)
Income tax effect	—	—
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.89	$0.87